For Release: December 13, 2006

Contact: Kenneth D. DenBesten, Sr. VP of Finance

Phone: (615) 890-9100

NHI to pay 48 cent regular dividend and 45 cent special dividend

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI ) a real estate investment trust, announced today that it will pay a fourth quarter regular dividend of 48 cents per common share and a special dividend of 45 cents per common share to shareholders of record on December 28 and payable on January 31, 2007.

A special dividend is required as a result of one-time taxable income totaling $14,441,000 related to prepaid loans and assets on which purchase options were exercised.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI’s most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgement as of the date of this release.